AGREEMENT AND PLAN OF REINCORPORATION MERGER

      THIS AGREEMENT AND PLAN OF REINCORPORATION MERGER (the "Agreement"), is dated as of March 10, 2006 (the "Effective Time of the Merger"), between Espo's, Ltd. a New York corporation (the "Merged Corporation"), and KMA Global Solutions International, Inc., a Nevada corporation (the "Surviving Corporation") (collectively the "Constituent Corporations").

                                   WITNESSETH

      WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on March 9, 2005 and maintaining its registered office in the State of Nevada, Clark County, 8275 South Eastern Avenue, No. 200-47, Las Vegas, Nevada 89123, with the registered agent of the Surviving Corporation at such office being Corporate Creations Network, Inc.;

      WHEREAS, the Merged Corporation is a corporation duly organized and existing under the laws of the State of New York, having been incorporated on September 7, 2001 and presently maintaining its registered office in the State of New York at 57 Main Street, East Hampton, New York 11937;

      WHEREAS, the Surviving Corporation has an authorized capitalization consisting of 200,000,000 voting shares of common stock, $0.001 par value per share ("Surviving Corporation Common Stock"), and 2,709,223 shares have been issued and are outstanding and will be issued and outstanding as of the Effective Time of the Merger; and

      WHEREAS, the Merged Corporation has an authorized capitalization consisting of one hundred million (100,000,000) voting shares of common stock, no par value per share ("Merged Corporation Common Stock"), and 2,709,223 shares have been issued and are outstanding and will be issued and outstanding as of the Effective Time of the Merger; and

      WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable upon the terms and subject to the conditions herein stated, that the Merged Corporation be merged with and into the Surviving Corporation, which will thereafter be known as KMA Global Solutions International, Inc., and that the Surviving Corporation be the surviving corporation with the outstanding shares of Merged Corporation Common Stock being converted into shares of Surviving Corporation Common Stock, such transaction qualifying as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Merger").

      NOW THEREFORE, it is agreed as follows:

      1. TERMS.

            1.1 Upon the Effective Time of the Merger, Espo's, Ltd. shall be merged with and into KMA Global Solutions International, Inc., and KMA Global Solutions International, Inc. shall be the surviving corporation;

            1.2 Upon the Effective Time of the Merger, each of the 2,709,223 shares of then outstanding shares of Merged Corporation Common Stock, by virtue of the Merger shall be deemed cancelled, and without any action on the part of the holder thereof, shall be converted into shares of Surviving Corporation Common Stock at the ratio of one (1) share of Surviving Corporation Common Stock per one (1) share of Merged Corporation Common Stock;

            1.3 Each option, warrant, purchase right, unit or other security of the Merged Corporation, if any, issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into and shall be an identical security of the Surviving Corporation, convertible into the right to acquire the same number of shares of the Surviving Corporation Common Stock as the number of shares of the Merged Corporation Common Stock that were acquirable pursuant to such option, warrant, purchase right, unit or other security. The same number of shares of the Surviving Corporation Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of the Merged Corporation Common Stock so reserved as of the Effective Time of the Merger.

            1.4 Each share of the Surviving Corporation Common Stock owned by the Merged Corporation shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

            1.5 From and after the Effective Time of the Merger, any holder of outstanding shares of Merged Corporation Common Stock may surrender certificates representing such shares of Merged Corporation Common Stock in exchange for certificates registered in the name of such holder representing shares of Surviving Corporation Common Stock of like amount; provided, however, that if any certificate representing the shares of Surviving Corporation Common Stock is to be issued in a name other than that in which the certificate therefor representing the share of Merged Corporation Common Stock surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed with signature Medallion(R) guaranteed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to the Surviving Corporation or its transfer agent(s) any transfer or other taxes required by reason of the issuance of certificates representing the shares of Surviving Corporation Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or its transfer agent(s) that such tax has been paid or is not applicable.

      2. EFFECTIVE DATE; MERGER ARTICLES/CERTIFICATE.

            2.1 This Agreement shall be duly adopted, approved and declared advisable by the Board of Directors of each of the Constituent Corporations in accordance with laws of the State of Nevada and the State of New York. The Agreement shall be submitted for approval to the stockholders of the Surviving Corporation and the shareholders of the Merged Corporation entitled to vote


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

thereon as provided by the applicable laws of the State of Nevada and the State of New York for such approval. If this Agreement receives the requisite approvals, it shall be executed in accordance with the laws of the State of Nevada and the State of New York, and all appropriate filings shall be made with the Secretary of State of Nevada, the Secretary of the State of New York and with any other necessary or appropriate governmental authority.

            2.2 Subject to the terms and conditions set forth in this Agreement,

            (a) Articles of Merger shall be duly executed and acknowledged by each of the Merged Corporation and the Surviving Corporation, and thereafter the Articles of Merger reflecting the Merger shall be delivered to the Secretary of State of the State of Nevada for filing pursuant to Nevada Revised Statutes 92A.200.

            (b) A Certificate of Merger shall be duly executed and acknowledged by each of the Merged Corporation and the Surviving Corporation, and thereafter the Certificate of Merger reflecting the Merger shall be delivered to the Secretary of State of the State of New York for filing pursuant to Section 907 of the New York Business Corporation Law.

            (c) The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Nevada and the Secretary of State of the State of New York, respectively, or such later time as the parties may agree upon and set forth in the Merger Certificate.

      3. COVENANTS AND AGREEMENTS.

            3.1 The Merged Corporation covenants that (1) all of the members of its Board of Directors have approved this Agreement as provided by law; and (2) it shall submit this Agreement for adoption by vote to its shareholders and that it will furnish to such shareholders such documents and information in connection therewith as is required by law.

            3.2 The Surviving Corporation covenants and agrees that (1) all of the members of its Board of Directors have approved this Agreement as provided by law, (2) it shall submit this Agreement for adoption by vote to its stockholders and that it will furnish to such stockholders such documents and information in connection therewith as is required by law, and (3) the Surviving Corporation will not permit any change in its capital stock prior to the Effective Time of the Merger without obtaining the prior written consent of the Merged Corporation.

      4. CERTIFICATE OF INCORPORATION AND BYLAWS.

            4.1 The certificate of incorporation of KMA Global Solutions International, Inc. in effect at the Effective Time of the Merger shall be the certificate of incorporation of the Surviving Corporation following consummation of the Merger, until amended in accordance with the provisions provided therein or applicable law.

            4.2 The bylaws of KMA Global Solutions International, Inc. in effect at the Effective Time of the Merger shall be the by-laws of the Surviving Corporation following consummation of the Merger, until amended in accordance with the provisions provided therein or applicable law.


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

      5. OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION.

            5.1 The officers of the Merged Corporation at the Effective Time of the Merger shall, from and after the Effective Time of the Merger, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

            5.2 The directors and the members of the various committees of the board of directors of the Merged Corporation at the Effective Time of the Merger shall, from and after the Effective Time of the Merger, be the directors and members of such committees of the Surviving Corporation, serving in the same classes and capacities, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

            5.3 The corporate governance policies and board committee charters of the Merged Corporation shall, from and after the Effective Time of the Merger, be the corporate governance policies and board committee charters of the Surviving Corporation, until amended in accordance with the governing documents of the Surviving Corporation or applicable law.

      6. AMENDMENT AND TERMINATION.

            6.1 At any time prior to the Effective Time of the Merger, this Agreement may be amended by the Boards of Directors of the Constituent Corporations to the extent permitted by the laws of the State of Nevada and the State of New York, notwithstanding favorable action on the Merger by the stockholders and shareholders of the Constituent Corporations.

            6.2 At any time prior to the Effective Time of the Merger, this Agreement may be terminated or abandoned by the Board of Directors of either of the Constituent Corporations, notwithstanding favorable action on the Merger by the stockholders and shareholders of the Constituent Corporations.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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

      Each of the Constituent Corporations has caused this Agreement to be executed and sealed by its respective authorized officers, all as of the date first above written.


                                Espo's, Ltd.

                                        The Merged Corporation,

                                        By: /s/ Sean Maniaci
                                            ------------------------------------
                                            Name:  Sean Maniaci
                                            Title: President & Secretary


                                KMA Global Solutions International, Inc.

                                        The Surviving Corporation,

                                        By: /s/ Jeffrey D. Reid
                                            ------------------------------------
                                            Name:  Jeffrey D. Reid
                                            Title: President & Chief Executive
                                                   Officer


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